UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 19, 2006
Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., 12th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Appointment of Mr. Robert E. Joyal as a Director
On January 19, 2006, our Board of Directors elected Robert E. Joyal as a member of our Board of Directors.
Mr. Joyal, age 61, was the President of Babson Capital Management LLC, an investment management firm, a position that he held from 2001 until his retirement in June 2003. Mr. Joyal served as Managing Director of Babson from 2000 to 2001. He also served as Executive Director (1997-1999) and Vice President and Managing Director (1987-1997) of the Massachusetts Mutual Life Insurance Company.
Mr. Joyal is a trustee of each of MassMutual Corporate Investors and MassMutual Participation Investors (Closed End Investment Companies) and a director of MassMutual Select Funds and the MML Series Investment Funds (Open End Investment Companies). Mr. Joyal is also a director of Pemco Aviation Group (Aircraft Maintenance and Overhaul), York Enhanced Strategies Fund (a Closed End Investment Company) and various Private Equity, Mezzanine and Turn Around Funds sponsored by First Israel Mezzanine Investors.
Mr. Joyal has not been appointed to any committees of the Board, but it is expected that he will be appointed to each of the Compensation Committee, Governance and Nominating Committee and the Audit Committee.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: January 24, 2006	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary